United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 29, 2026

Date of Report (Date of earliest event reported)

Cheetah Net Supply Chain Service Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41761	81-3509120
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8707 Research Drive, Irvine, California	92618
(Address of Principal Executive Offices)	(Zip Code)

(949) 740-7799

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	CTNT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 29, 2026, Cindy Tang, chief financial officer (“CFO”) of Cheetah Net Supply Chain Service Inc. (the “Company”), submitted a letter of resignation pursuant to which she resigned as the Company’s CFO, effective May 29, 2026, which has been accepted by the board of directors of the Company (the “Board”). Ms. Tang has advised the Company that her resignation was not the result of any disagreement with the Company on any matter related to the operations, policies, or practices of the Company.

The Board intends to conduct a search for potential internal and external candidates to fill the vacancy created by the resignation of Ms. Tang. In the meantime, the chairman of the Board and the chief executive officer of the Company, Huan Liu, has started serving as the interim CFO and assuming the duties of the principal financial officer and principal accounting officer of the Company, effective immediately upon Ms. Tang’s departure.

In connection with Ms. Tang’s resignation, on June 4, 2026, with approval of the Board, the Company entered into a Separation Agreement and Mutual General Release with Ms. Tang, which sets forth the terms of her separation from service with the Company (the “Resignation Agreement”). Pursuant to the terms of the Resignation Agreement, Ms. Tang agreed to abide by certain confidentiality, return of property, non-disparagement, and other continuing obligations set forth in the Resignation Agreement, and to release any and all claims against the Company and its affiliates and related parties that in any way relate to her employment with, association with, or separation from the Company. In exchange for Ms. Tang’s covenants and releases under the terms of the Resignation Agreement, and subject to her execution and non-revocation of the Resignation Agreement, the Company agreed to provide Ms. Tang with a stock incentive payment of US$50,000, to be settled in cash, less applicable withholdings and deductions. Ms. Tang received her final paycheck on May 29, 2026.

The foregoing description of the Resignation Agreement is qualified in its entirety by reference to the full text of the Resignation Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth above in Item 1.01 of this Current Report on Form 8-K regarding Ms. Tang’s resignation is incorporated into this Item 5.02 by reference.

Item 9.01. Exhibits.

Exhibit No.	Description
10.1	Resignation Agreement dated June 4, 2026 by and between the Company and Cindy Tang

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 4, 2026

Cheetah Net Supply Chain Service Inc.

By:	/s/ Huan Liu
Huan Liu
Chief Executive Officer, Director, and Chairman of the Board of Directors